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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                    BY - LAWS
                                       OF
                          SIGMATRON INTERNATIONAL. INC.
                                 AS OF 9/24/1999

                                    ARTICLE I
                                     OFFICES

         SECTION 1.l. REGISTERED OFFICE. The registered office shall be established and maintained at the office of The Corporation Trust Company, in the city of Wilmington, in the County of New Castle, in the State of Delaware and said corporation shall be the registered agent of this corporation in charge thereof.

         SECTION 1.2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1. ANNUAL MEETINGS. Annual meetings of stockholders, commencing with the year 1994, shall be held on the third Friday of September of each year, if not a legal holiday, and if a legal holiday then on the next secular day following at l0:00 a.m., at the principal executive office of the corporation or on such other day, time and place as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which stockholders shall elect a board of directors in accordance with the Certificate of Incorporation of the corporation (the "Certificate of Incorporation") and Section 2.3 of Article II of these by-laws and transact such other business as may properly be brought before the meeting in accordance with
Section 2.4 of Article II of these by-laws.

         SECTION 2.2. NOTICE OF ANNUAL MEETING. Except as otherwise required by the General Corporation Act of the State of Delaware (the "DGCL"), written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.



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         Section 2.3. NOMINATING DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors. Nominations of persons for election to the board of directors at a meeting of stockholders may be made (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 2.3. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the secretary of the corporation at the principal executive office of the corporation not less than sixty (60) or more than ninety (90) days prior to the meeting; provided, however, that if the corporation has not "publicly disclosed" (in the manner provided in the last sentence of this Article II, Section 2.3.) the date of the meeting at least seventy (70) days prior to the meeting date, notice may be timely made by a stockholder under this Section if received by the secretary of the corporation not later than the close of business on the tenth day following the day on which the corporation publicly disclosed the meeting date. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person and(D) and such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the corporation's books, of such stockholder, (B) the class and number of shares of the corporation which are beneficially owned by such stockholder and (C) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice. At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless



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nominated in accordance with the procedures set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and the defective nomination shall be disregarded. For purposes of these by-laws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

     SECTION 2.4. NOTICE OF BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who complies with the notice procedures set forth in this Article II, Section 2.4. For business to be properly brought before an annual meeting by a stockholder, the stockholders must deliver written notice to, or mail such written notice so that it is received by, the secretary of the corporation, at the principal executive offices of the corporation, not less than one hundred and twenty (120) or more than one hundred and fifty (150) days prior to the first anniversary of the date of the Corporation's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year or if the date of the annual meeting has been changed from the previous year's meeting, a proposal shall be received by the corporation within ten (10) days after the corporation has "publicly disclosed" the date of the meeting in the manner provided in Article II, Section 2.3. above. The stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the corporation which are beneficially owned by the stockholder, (D) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any other material interest of such stockholder in such business and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to



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bring such business before the meeting. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2.4.,and such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting.

         Section 2.5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the Delaware General Corporate Law or by the Certificate of Incorporation, may be called the chairman of the board or the president and shall be called by the chairman of the board, president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 2.6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 2.7. RECORD DATE. In order that the corporation may determine the stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be (i) not more than sixty (60) nor less than ten (10) days before the date of a meeting, and (ii) not more than sixty (60) days prior to the other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for any adjourned meeting.



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         SECTION 2.8. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.9. STOCK LEDGER. The stock ledger of the Corporation shall be the only conclusive evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8. of this Article II or the books of the Corporation, or to vote in person or by proxy at a meeting of stockholders.

         SECTION 2.10. QUORUM. At any meeting of the stockholders of the Corporation, the holders of such number of the shares of issued and outstanding stock as are entitled to cast a majority of the votes thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the DGCL or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, entitled to vote thereat, present in person or represented by proxy, by majority vote shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.11. VOTING. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to vote in person or by proxy for each share of the capital stock having voting power



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held by such stockholder. When a quorum is present at any meeting, a majority of the votes cast by holders of stock having voting power present in person or represented by proxy shall decide any question (other than election of directors) brought before such meeting, unless the question is one upon which by express provision of the DGCL or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         SECTION 2.12. PROXY. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the Corporation. All voting, excepting where otherwise required by law, the Certificate of Incorporation or the board of directors may be by a voice vote.

         SECTION 2.13. CHAIRMAN OF MEETING. The chairman of the board of directors shall preside at all meetings of the stockholders. In the absence or inability to act of the chairman, the vice chairman, the chief executive officer, the president or a vice president (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The secretary of the corporation shall act as secretary of each meeting of the stockholders. In the event of his absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.



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         SECTION 2.14. CONDUCT OF MEETINGS. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

         SECTION 2.15. ACTION WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 2.16. INSPECTORS. The board of directors, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the persons presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person


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presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 3.1. DUTIES OF DIRECTORS. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by laws directed or required to be exercised or done by the stockholders.

         SECTION 3.2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole board of directors shall be not less than three nor more than eleven. The first board shall consist of seven directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. In accordance with the Certificate of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III respectively. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The term of office of the Class I directors shall expire at the annual meeting of the stockholders next ensuing. The term of office of the Class II directors shall expire one year thereafter. The term of office of the Class III directors shall expire two years thereafter. At each succeeding annual meeting, the directors elected shall be chosen for a full term of three years to succeed those whose terms expire. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 of this Article, and each director shall be elected to serve until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

         SECTION 3.3. RESIGNATION, REMOVAL AND VACANCIES. Each director shall hold office until his successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to the corporation directed to the board of directors or the secretary of the


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corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire board of directors may be removed, with cause, by the vote of the holders of at least a majority of shares of stock then entitled to vote at an election of directors. Whenever the holders of shares of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of the preceding sentence shall apply, in respect to the removal with cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series of stock and not to the vote of the holders of the outstanding shares of stock as a whole. Unless otherwise provided by the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office provided that a quorum is present, and any other vacancy occurring in the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, unless otherwise provided in the Certificate of Incorporation; provided, however, that as nearly as may be possible, an equal number of directors of each class of directors shall be maintained. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

         SECTION 3.4. SPECIAL VOTING RIGHTS OF STOCKHOLDERS. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation in accordance with the corporation's Certificate of Incorporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the resolutions of the board of directors applicable to such series of preferred stock.

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 3.5. GENERAL. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 3.6. FIRST MEETINGS. The first meeting of each newly elected board of directors shall be held immediately after each annual meeting of the stockholders, at such time and place as shall be fixed by the vote of the stockholders at the annual



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meeting and no notice of such meeting shall be
necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 3.7. REGULAR MEETINGS. Regular meetings of the directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

         SECTION 3.8. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board or the president. Special meetings shall be called by the chairman of the board or the president in manner as set forth in Section 3.9 of Articles III hereof on the written request of one-third of the directors comprising the board stating the purpose or purposes for which the meeting is requested. Notice of any meeting of the board of directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened.

         SECTION 3.9. NOTICE OF MEETINGS. Except as otherwise provided herein, notice of each meeting of the board of directors shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least twenty-four hours in advance of the meeting to each director. Notice may be given either personally or by mail, telephone, telegram, telefax or telegram and shall be deemed to have been given when deposited in the United States mail, delivered to the telegraph company or transmitted by telex or facsimile, as the case may be. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such regular or special meeting.

         SECTION 3.10. QUORUM. At all meetings of the board of directors a majority of the then duly elected directors shall


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constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.11. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these by-laws any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

         Section 3.12. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         SECTION 3.13. GENERAL. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the board of directors, or in these by-laws, shall have and


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may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution, these by-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         SECTION 3.14. MEETINGS. Each committee shall keep regular minutes of its meetings, report the same to the board of directors, and shall file such minutes and all written consents executed by its members with the secretary of the corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. Members of any committee of the board of the directors may participate in any meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating may hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                            COMPENSATION OF DIRECTORS

         SECTION 3.15. GENERAL. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, for attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like


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compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

         SECTION 4.1. GENERAL. Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited with such courier or in the United States mail. Notice to directors may also be given by telegram or facsimile.

         SECTION 4.2. WAIVER. Whenever any notice is required to be given under the provisions of the statute or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

         SECTION 5.1. ELECTION OF OFFICERS. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these by-laws otherwise provide. The salaries of all officers of the corporation shall be fixed by the board of directors.

         SECTION 5.2. RESIGNATION REMOVAL AND VACANCIES. Except as otherwise provided by the board of directors when electing any officer, each officer of the corporation shall hold office until the first meeting of the board of directors after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified. Any officer may resign at any time upon written notice to the corporation directed to the board of directors and the secretary. Such resignation shall be necessary to make it effective. The board of directors may remove any officer or agent with or without cause at any time by the affirmative vote of a majority of the board of directors. Any


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such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors.

         SECTION 5.3. CHAIRMAN OF THE BOARD. The chairman of the board of directors shall preside at all meetings of stockholders and the board of directors and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         SECTION 5.4. PRESIDENT. The president shall be the chief executive officer of the corporation and in the absence of the chairman of the board or in the event of his inability or refusal to act, shall preside at all meetings of the stockholders and the board of directors. He shall have general and active management of the business of the corporation and shall see to it that all orders and resolutions of the board of directors are performed and carried into effect. He shall direct the activities of the other officers in the execution of those duties not specifically associated with their office.

         SECTION 5.5. VICE PRESIDENT. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         SECTION 5.6. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, if any, and he, or an assistant secretary, shall have authority to affix the same


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

to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         SECTION 5.7. ASSISTANT SECRETARY. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         SECTION 5.8. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors. The treasurer shall have exclusive authority to open bank accounts or otherwise transact the financial business of the corporation; provided, however, that the president shall have complete access to the financial records of the corporation and shall be provided unaudited quarterly financial statements of the corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         SECTION 5.9. ASSISTANT TREASURER. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         SECTION 5.10. OTHER OFFICERS. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

         SECTION 5.11. DUTIES OF OFFICERS. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the corporation may be executed in the name of and on behalf of the corporation by the president or any vice president and any such officer may in the name of and on behalf of the corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at a meeting of security holders of any corporation in which the corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have exercised and possessed if present. The board of directors may by resolution, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         SECTION 6.1. GENERAL. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or the president or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation.

         Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid there for, and the amount paid thereon shall be specified.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so request the powers, designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 6.2. SIGNATURE. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 6.3. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in the place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the corporation a bond, in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 6.4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that


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


such duty shall be subject to Federal and state securities and other applicable laws, the Certificate of Incorporation, and any legends and stop transfer instructions with respect to such old certificate.

         SECTION 6.5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                              CONFLICTS OF INTEREST

         SECTION 7.1. GENERAL. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his votes are counted for such purpose, if:

                  (l) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.


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

         SECTION 7.2. QUORUM OF DIRECTORS. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE VIII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          SECTION 8.1. POWER TO INDEMNIFY IN ACTIONS. SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 8.2. POWER TO INDEMNIFY IN ACTIONS SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually



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


and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware, or such other court shall deem proper.

         SECTION 8.3. INDEMNIFICATION AGAINST EXPENSES. To the extent that a director, officer, incorporator, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 8.4. AUTHORIZATION OF INDEMNIFICATION. Any indemnification pursuant to Sections 8.1 and 8.2 of Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, incorporator, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of Article
VIII. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable (or, even if obtainable a quorum of disinterested directors so directs) by independent legal counsel in written opinion, or by the stockholders.

         SECTION 8.5. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorney's fees) incurred by a director, officer, incorporator, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VIII.

         SECTION 8.6. NON-EXCLUSIVITY OR INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by this
Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8.7. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, incorporator, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

         SECTION 8.8. DEFINITIONS. For the purpose of this Article VIII, all words and phrases used herein shall have the meanings ascribed to them under
Section 145 of the General Corporation Law of the State of Delaware.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.1. DIVIDENDS. Dividends upon the stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to the DGCL. Dividends may be paid in cash, in property, or in shares of the stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 9.2. PAYMENT OF DIVIDENDS. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the



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

directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 9.3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, person or persons as the board of directors may from time to time designate.

         SECTION 9.4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         SECTION 9.5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "CORPORATE SEAL DELAWARE". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X
                                   AMENDMENTS

         SECTION 10. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or board of directors if notice of the such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.



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